Share Purchase Agreement for Common Shares
                                     issued by Embratel Participacoes S.A. with the option of scheduled payment, as stipulated below:


This Share Purchase Agreement, made and entered into this 4th day of August 1998, by and between the UNION, represented in the manner set forth in art. 10, items V, "b" and VII of Decree Law 147, of February 3, 1967, by the Attorney General's Office of the National Treasury, according to the delegation of powers registered in Ordinance PGFN/PG No. 410, of July 15, 1998, published in the Official Journal of the Union on July 16, 1998, to the Banco Nacional de Desenvolvimento Economico e Social - BNDES, which in this act is represented by the Manager of its Capital Market Department, Mr. Carlos Alves Vidinha, a Brazilian, married, administrator, bearer of identity card No. 3.225.536, issued by IFP/RJ, and registered in the Individual Taxpayer Registry CPF/MG under No. 385.467.607-72, according to the sub-delegation of powers registered in BNDES Ordinance No. 76, of July 20, 1998, and STARTEL PARTICIPACOES LTDA., a company with its head office on Av. Paulista, 949, 10th floor, suite 101 Room B, Cerqueira Cesar, Sao Paulo - SP, registered in the Tax Roll - CGC/MF No.
02.570.353/0001-52, by its legal undersigned representative(s), hereinafter referred to as BUYER,

                                     WHEREAS

the UNION, in the capacity of majority shareholder of EMBRATEL PARTICIPACOES S.A., a company with its head office at SCN - Quadra CN2, lote F, 2(degree) andar, sala 204, Brasilia - DF, registered in the CGC/MF under No. 02.558.124/0001-12 (hereinafter referred to as COMPANY), holds 64,405,151,125 (sixty-four billion, four hundred and five million, one hundred and fifty-one thousand, one hundred and twenty-five) common shares, issued by the COMPANY, representing 51.79% (fifty-one point seventy-nine percent) of the voting capital (hereinafter referred to as COMMON SHARES);

the UNION, by means of BNDES/MC Public Notice 01/98 (hereinafter referred to as NOTICE), publicly announced the COMPANY's denationalization conditions by means of the sale of the COMMON SHARES in a Special Public Auction held on July 29, 1998 (hereinafter referred to as AUCTION), within the scope of the denationalization process of the Federal Telecommunications Companies, pursuant to Law 9,472, of July 16, 1997;

the BUYER was declared winner of the sales AUCTION of the COMMON SHARES;

resolved to sign the present Share Purchase Agreement, as follows:





                                       ONE
                                     OBJECT

1.1 - By the present instrument, and in accordance with the NOTICE, the UNION hereby sells the BUYER the COMMON SHARES, clear and disencumbered of any legal or conventional onus or burden, for the price of R$ 2,650,000,000.00 (two billion, six hundred and fifty million reais).

1.2 - The transfer of the COMMON SHARES takes place by means of the execution of this contract, which as of now is valid as the deed for the appropriate registration in the deposit account in the name of the BUYER in the books of the depositing institution responsible for the COMPANY's book shares system, as soon as this system is implemented, without prejudice to the BUYER's immediate exercise of all the political and asset rights inherent to the ownership of the COMMON SHARES.


                                       TWO
                                  PAYMENT TERMS

2.1 - The price of the COMMON SHARES shall be paid in the Country's legal tender in 3 (three) installments, in the following manner: (a) the first at sight, equivalent to 40% (forty percent) of the price offered; (b) the remainder in two equal annual installments, falling due in 12 (twelve) and 24 (twenty-four) months, respective, from this date.

2.2 - The installments of the scheduled price payment will be price-level restated by the General Price Index - Internal Availability - IGP-DI variation published by the Fundacao Getulio Vargas, plus interest of 12% (twelve percent) per year on the adjusted amount, from this date to its payment;

2.3 - The BUYER may advance payment of the scheduled portion of the price payment. In the event of the advance payment of the third installment to a date prior to or on the same date that the second installment falls due, the interest corresponding to the third installment will be of 9% (nine percent) per annum, instead of the percentage provided for in item 2.2. above;

2.4 - Payment delays of any of the payment installments will result in a late payment fine of 10% (ten percent) of the installment in arrears, adjusted in accordance with clause 2.2., regardless of the accelerated maturity of the installment falling due, if any;

2.5 - In guarantee of the price's full payment, the BUYER hereby delivers pledging of 51,395,310,598 (fifty-one billion, three hundred and ninety-five million, three hundred and ten thousand, five hundred and ninety-eight) COMMON SHARES in favor of the UNION;

     2.5.1. - The guaranty presented according to this Clause 2.5. may later be replaced by other guarantees that might be accepted by Banco Nacional de Desenvolvimento Economico e Social - BNDES.

2.6 - Extrajudicial foreclosure of the COMMON SHARES presented as a guaranty for the purposes of Clause 2.5. above is hereby authorized in the case of the BUYER'S default for payment of the debt, pursuant to articles 774, II, of the Civil Code and 275 of the Commercial Code;

2.7 - For the purpose of the extrajudicial sale expressly authorized herein, the BUYER in this act grants the UNION the irrevocable and irreversible mandate, in accordance with article 1,317, I and II, of the Civil Code, with specific powers, in the name of the BUYER, to sell the pledged COMMON SHARES to whomsoever offers the best price, with the authority to sign contracts and other instruments, transfer terms of the COMMON SHARES, receive the price and give acquittance;

  2.8 In accordance with paragraph one of article 39, of Law 6,404/76, this instrument shall be registered in the financial institution responsible for recording the shares issued by the COMPANY in its books, within the period of 10 (ten) days from the execution of this instrument.

2.9 - The UNION declares it has received the amount of R$ 1,060,000,000 (one million and sixty million reais) equivalent to the installment paid at sight by the BUYER, for which it hereby gives full, irreducible and general acquittance;


                                      THREE
                  RESPONSIBILITY FOR NON-SUBSISTENT ASSETS AND
                             UNDISCLOSED LIABILITIES

3.1 - The UNION, Ministry of Communications ("MC"), Telecomunicacoes Brasileiras S.A. - TELEBRAS, the COMPANY, BNDES, Special Supervision Committee - CES and the independent consultants hired by the BNDES ("CONSULTANTS") shall not be held responsible for any non-subsistent assets or undisclosed liabilities, whether or not mentioned in the PUBLIC NOTICE, or in any other document comprising information concerning the denationalization process of the Federal Telecommunications Companies.


                                      FOUR
                                    DIVIDENDS

4.1 - The BUYER shall be entitled to the dividends that may be declared as of the transfer of ownership of the COMMON SHARES.

                                      FIVE
                           BUYER'S SPECIAL OBLIGATIONS

5.1 - The BUYER and its possible successors are jointly and severally bound, for whatsoever purpose, including as a result of the later assignment and transfer of COMMON SHARES, on an irrevocable and irreversible basis and in accordance with the prevailing legislation, to rigorously perform all the following special obligations, without prejudice to those provided for in the NOTICE, exercising, to this end, its voting right in the COMPANY's General Meetings, so as to:

    5.1.1 - order full compliance with the Concession Contracts, Authorization Terms, Brazilian Satellite Exploitation Right Granting Term and the Commitment Term for Participation in the Intelsat and Inmarsat Organizations, established by the National Telecommunications Agency - ANATEL and the COMPANY's subsidiary;

    5.1.2 - rigorously comply with and ensure that the COMPANY and its respective subsidiary comply with the legal and regulatory statutes and contractual provisions pertinent to the provision of the telecommunications services granted, taking care that the COMPANY and its subsidiary undertake the necessary investments to maintain and improve these services, always with a view to adequately serving the user and the service's universalization;

    5.1.3 - to provide, regardless of that set forth in the Concession Contract, requests for documents or any information relating to the COMPANY and its subsidiary that may be solicited by MC, the BNDES or federal control and auditing agencies, and permit that UNION employees or persons duly authorized by same have access to the books and documents relating to the COMPANY's managements prior to the denationalization;

    5.1.4 - assure the COMPANY's current employees and those of its respective subsidiary, the Supplementary Pension Plans of Telos - Fundacao Embratel de Seguridade Social, in accordance with the terms stipulated in the prevailing Statutes and Regulations of the Benefits Plan, adhering and ratifying the Adhesion Contracts already executed by the COMPANY and its respective subsidiary with said entity of Supplementary Pension Plans;

    5.1.5 - replace, within the period of 90 (ninety) days, from the financial settlement of the AUCTION, the sureties or any other guarantees offered by TELEBRAS or the UNION and by the officers directly indicated by TELEBRAS and by the UNION in all the contracts and financial operations, whose rights and obligations have been assumed by the COMPANY or that are of the responsibility of the COMPANY's subsidiary;

    5.1.6    -  exceptionally,   in  the  event  the  respective   creditors  or
             beneficiaries of the guarantees in the guaranteed or contra-guaranteed obligations do not agree with the replacement referred to above, the purchasers shall be obliged to offer contra-guarantees of a real nature or bank guarantees in favor of TELEBRAS or the UNION, or other duly accepted guarantees and under the conditions normally practiced by the market;

             5.1.6.1 - the term for replacing or offering the contra-guarantees referred to in items 5.1.5. and 5.1.6. above, shall, in any of the hypotheses, be of 90 (ninety) days, counted from the AUCTION's financial settlement date;

    5.1.7 - order the fulfillment of the universalization goals of the telecommunications services in accordance with the terms of the Universalization Goals Plan for the Telecommunications Services rendered under the public regime, as that approved by Decree 2, 592 of May 15, 1998;

    5.1.8 - continue the COMPANY's registration process for negotiating its securities in the stock exchange with the Brazilian Securities Commission and stock exchanges, in accordance with the terms of CVM Instruction 202, of December 6, 1993, in addition to obtaining approval for the Depositary Receipts program of the COMPANY's preferred shares, pursuant to CMN Resolution 1,927, of May 27, 1992, with the North American market;

    5.1.9 - once registered, maintain the COMPANY as a publicly traded company, with the registrations referred to in item 5.1.8. above always current;

     5.1.10 - maintain the permanent nature of the COMPANY's Audit Committee.


    5.1.11. - maintain the Sole Paragraph of Article 13 of the COMPANY's By-Laws unchanged;

    5.1.12 - order that the COMPANY or its subsidiary offer the employees Contractual Rescission Incentive Plans, in the case of management restructuring conducted within 180 (one hundred and eighty) days of the financial settlement of the at sight installment.


                                       SIX
                       IRREVOCABILITY AND IRREVERSIBILITY

6.1 - The sale of the COMMON SHARES, object of this instrument, is made on an irrevocable and irreversible basis, binding the parties and their successors and assignees for any whatsoever purpose.

                                      SEVEN
                               GENERAL PROVISIONS

7.1 - The obligations arising from this contract have a specific performance.

7.2 - This contract completes and is as integral part of the NOTICE, will be interpreted in conformity with the DEFINITIONS AND ABBREVIATIONS of item 1.1 of Chapter 1 of the PUBLIC NOTICE and is complemented by the other provisions stipulated therein.

7.3 - The BUYER is obliged to promote, at its expense, this instrument's registration in a Registry of Deeds and Documents, and, within the period of 30 (thirty) days from the execution of this instrument, remit a certificate of the registration with said Registry and the account statement of the deposit concerning the registration provided for in clause 2.8 of this instrument to:

                            Attorney General of the National Treasury Esplanada dos Ministerios Edificio sede do Ministerio da Fazenda - 8(0) andar

                            Attn.: Procurador Geral da Fazenda Nacional

7.4 - The UNION shall remit to the Federal Control Secretary an authenticated copy of this instrument within the period of 10 (ten) days from this date, as set forth in art. 34 of Decree 93,872, of December 23, 1986.


                                      EIGHT
                                   PUBLICATION

8.1 - It shall be incumbent upon the BUYER to promote, at its expense, publication of this instrument in the Official Gazette, within the period of 20 (twenty) days.

                                      NINE
                                  JURISDICTION

9.1 - The parties hereby agree to submit to the jurisdiction of and that venue is proper in the court of Brasilia, DF, with the express exclusion of any other, however more privileged it may be, to settle any doubts arising from this Contract.


And, in witness whereof, the parties execute this Agreement in 3 (three) countercopies of the same tenor and to a sole effect, in the presence of the undersigned witnesses, extracting the copies required for its publication and execution.


                         Rio de Janeiro, August 4 , 1998

--------------------------              --------------------------------------
 Carlos Alves Vidinha                    Luis Fernando Motta Rodrigues
     UNION                                     BUYER

Witnesses:

 ---------------------------------         --------------------------------
 Name: Luiz Carlos Mendonca de Barros      Name: Wilma Motta
 Identity: 2.822.923 SSP-SP                Identity: 3.173.766-3 SSP-SP
 CPF: 005.761.668-04                       CPF: 141.948.008-18

------------------------------------------------------
  Name: Dan Crawford